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                                                                    Exhibit 23.1

Consent of Independent Auditors
The Board of Directors
COMFORCE Corporation:

We consent to incorporation by reference in the registration statements on Form S-3 (Registration Nos. 033-60403, 333-31167, 333-43321, 333-44351, 333-47941,
333-61789, 333-74689, 333-82201 and 333-52356) and Form S-8 (Registration Nos.
333-32271, 333-46787, 333-82199 and 333-56962) of COMFORCE Corporation and
subsidiaries of our report dated March 1, 2002, relating to the consolidated balance sheets of COMFORCE Corporation and subsidiaries as of December 30, 2001 and December 31, 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income, cash flows and the related financial statement schedule for each of the years in the three-year period ended December 30, 2001, which report appears in the December 30, 2001 annual report on Form 10-K of COMFORCE Corporation.

                                             /s/ KPMG LLP
                                             KPMG LLP
Melville, New York
March 28, 2002